Exhibit 99.1

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

Separation of SpinCo Business

On September 27, 2024, Jacobs Solutions Inc. (“Jacobs”) completed the previously announced Reverse Morris Trust transaction pursuant to which (i) Jacobs transferred its Critical Mission Solutions business (“CMS”) and portions of the Divergent Solutions (“DVS”) business (referred to herein as the Cyber & Intelligence business (“C&I”) and together with CMS referred to as the “SpinCo Business”), to Amazon Holdco Inc., a Delaware corporation, which has been renamed Amentum Holdings, Inc. (“SpinCo”) (the “Separation”), (ii) Jacobs distributed to its stockholders 124,084,108 shares of common stock, par value $0.01 per share (the “SpinCo Common Stock”), of SpinCo by way of a pro rata distribution such that each holder of shares of common stock, par value $1.00 per share, of Jacobs (the “Jacobs Common Stock”) was entitled to receive one share of SpinCo Common Stock for each share of Jacobs Common Stock held as of the record date, September 23, 2024 (the “Distribution”), and (iii) Amentum Parent Holdings LLC merged with and into SpinCo, with SpinCo surviving the merger (the “Merger” and together with the Separation and the Distribution, the “Transactions”). In connection with and in accordance with the terms of the transaction, prior to the Distribution and Merger, Jacobs received a cash payment from SpinCo of approximately $0.9 billion which is subject to certain adjustments based on the levels of cash, debt and working capital in the SpinCo Business.

Basis of Pro Forma Information

The following unaudited pro forma consolidated financial information is based upon the historical financial statements of Jacobs, adjusted to reflect the Separation and Distribution. The following unaudited pro forma consolidated financial information of Jacobs should be read in conjunction with the related notes herein and with the historical consolidated financial statements of Jacobs and the related notes thereto included in previous filings with the U.S. Securities and Exchange Commission.

To provide a better understanding of the impact of the Separation and Distribution, the following unaudited pro forma consolidated financial information is presented to reflect how the Separation and Distribution might have affected the historical financial statements had the transactions been consummated at an earlier date. The unaudited pro forma consolidated statements of earnings that follow are presented as if the Separation and Distribution had occurred on October 2, 2020, the beginning of the earliest period presented. The unaudited pro forma consolidated balance sheet as of June 28, 2024 is presented as if the Separation and Distribution had occurred on that date.

The unaudited pro forma financial information presented in accordance with Article 11 of the U.S. Securities and Exchange Commission Regulation S-X (“Article 11 of Regulation S-X”), are for informational purposes only and do not purport to show the results that would have occurred had such transaction been completed as of the date and for the periods presented or which may occur in the future. The unaudited pro forma consolidated financial information constitutes forward-looking information and is subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. Accordingly, such information should not be relied upon as an indicator of future performance, financial condition or liquidity. For example, the financial information does not reflect any potential earnings or other impacts from the cost reductions of previously allocated corporate costs and potential subsequent restructuring charges.

Beginning with the annual report on Form 10-K for the fiscal year ended September 27, 2024, the Transactions will be reflected in Jacobs’ historical financial statements as discontinued operations.

JACOBS SOLUTIONS INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

(In thousands)

	As of June 28, 2024
	Historical(1)	CMS & C&I Separation(2)	Pro Forma Adjustments (4)		Pro Forma
ASSETS
Current Assets:
Cash and cash equivalents	$1,208,661	$(195,914)	$—	(a)	$1,012,747
Accounts receivables and contract assets	3,774,227	(1,077,458)	—		2,696,769
Prepaid expenses and other	154,721	(47,009)	545,025	(f)	652,737

Total current assets	5,137,609	(1,320,381)	545,025		4,362,253

Property, equipment and improvements, net	366,231	(71,023)	—		295,208

Other Noncurrent Assets:
Goodwill	7,404,867	(2,664,098)	—		4,740,769
Intangibles, net	1,156,577	(280,455)	—		876,122
Deferred income tax assets	101,748	(517)	—		101,231
Operating lease right-of-use assets	383,911	(81,983)	—		301,928
Miscellaneous	497,347	(69,371)	—		427,976

Total other noncurrent assets	9,544,450	(3,096,424)	—		6,448,026

TOTAL ASSETS	$15,048,290	$(4,487,828)	$545,025		$11,105,487

LIABILITIES AND EQUITY
Current Liabilities:
Current maturities of long-term debt	$825,166	$—	$(574,875)	(a)	$250,291
Accounts payable	1,262,783	(186,512)	—		1,076,271
Accrued liabilities	1,303,207	(356,574)	(11,870)	(a) (b) (e)	934,763
Operating lease liabilities	147,659	(23,574)	—		124,085
Contract liabilities	965,440	(48,271)	—		917,169

Total current liabilities	4,504,255	(614,931)	(586,745)		3,302,579

Long-term debt	2,091,456	—	(333,416)	(a)	1,758,040
Liabilities relating to defined benefit pension and retirement plans	268,166	—	—		268,166
Deferred income tax liabilities	147,006	(96,435)	(2,972)	(e)	47,599
Long-term operating lease liabilities	482,262	(70,085)	—		412,177
Other deferred liabilities	144,250	(9,418)	—		134,832
Commitments and Contingencies	—	—	—		—
Redeemable Noncontrolling Interest	734,465	—	—		734,465
Equity:
Preferred stock	—	—	—		—
Common stock	124,254	—	—		124,254
Additional paid-in capital	2,741,750	—	—		2,741,750
Retained earnings	4,557,204	(3,755,716)	1,468,158	(g)	2,269,646
Accumulated other comprehensive loss	(806,415)	101,391	—		(705,024)

Total Jacobs stockholders’ equity	6,616,793	(3,654,325)	1,468,158		4,430,626
Noncontrolling interests	59,637	(42,634)	—		17,003

Total Equity	6,676,430	(3,696,959)	1,468,158		4,447,629

TOTAL LIABILITIES AND EQUITY	$15,048,290	$(4,487,828)	$545,025		$11,105,487

Amounts may not add due to rounding.

See the accompanying notes to the unaudited pro forma consolidated financial information.

JACOBS SOLUTIONS INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF EARNINGS

(In thousands, except per share information)

	Nine Months Ended June 28, 2024
	Historical(1)	CMS & C&I Separation(3)	Pro Forma Adjustments (4)		Pro Forma
Revenues	$12,659,898	$(4,118,598)	$—		$8,541,300
Direct cost of contracts	(9,987,965)	3,544,551	—		(6,443,414)

Gross profit	2,671,933	(574,047)	—		2,097,886
Selling, general and administrative expense	(1,926,417)	290,937	31,194	(b) (c) (d)	(1,604,286)

Operating Profit	745,516	(283,110)	31,194		493,600
Other Income (Expense):
Interest income	27,960	(2,021)	—		25,939
Interest expense	(133,385)	13	45,868	(h)	(87,504)
Miscellaneous income (expense), net	(6,605)	1,486	—		(5,119)

Total other income (expense), net	(112,030)	(522)	45,868		(66,684)

Earnings from Continuing Operations Before Taxes	633,486	(283,632)	77,062		426,916
Income Tax Expense for Continuing Operations	(118,743)	68,996	(17,660)	(e)	(67,407)

Net Earnings of the Group from Continuing Operations	514,743	(214,636)	59,402		359,509
Net Earnings Attributable to Noncontrolling Interests from Continuing Operations	(23,117)	10,081	—		(13,036)
Net (Earnings) Loss Attributable to Redeemable Noncontrolling Interests	(10,112)	—	—		(10,112)

Net Earnings Attributable to Jacobs from Continuing Operations	$481,514	$(204,555)	$59,402		$336,361

Net Earnings Per Share:
Basic	$3.85				$2.69

Diluted	$3.83				$2.68

Amounts may not add due to rounding

See the accompanying notes to unaudited pro forma consolidated financial information.

JACOBS SOLUTIONS INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF EARNINGS

(In thousands, except per share information)

	Year Ended September 29, 2023
	Historical(1)	CMS & C&I Separation(3)	Pro Forma Adjustments (4)		Pro Forma
Revenues	$16,352,414	$(5,513,085)	$—		$10,839,329
Direct cost of contracts	(12,879,099)	4,750,803	—		(8,128,296)

Gross profit	3,473,315	(762,282)	—		2,711,033
Selling, general and administrative expense	(2,398,078)	365,858	—		(2,032,220)

Operating Profit	1,075,237	(396,424)	—		678,813
Other Income (Expense):
Interest income	26,013	(1,038)	—		24,975
Interest expense	(168,108)	23	53,469	(h)	(114,616)
Miscellaneous income (expense), net	(16,463)	4,064	—		(12,399)

Total other income (expense), net	(158,558)	3,049	53,469		(102,040)

Earnings from Continuing Operations Before Taxes	916,679	(393,375)	53,469		576,773
Income Tax Expense for Continuing Operations	(196,181)	94,290	(12,556)	(e)	(114,447)

Net Earnings of the Group from Continuing Operations	720,498	(299,085)	40,913		462,326
Net Earnings Attributable to Noncontrolling Interests from Continuing Operations	(32,265)	13,365	—		(18,900)
Net (Earnings) Loss Attributable to Redeemable Noncontrolling Interests	(21,614)	—	—		(21,614)

Net Earnings Attributable to Jacobs from Continuing Operations	$666,619	$(285,720)	$40,913		$421,812

Net Earnings Per Share:
Basic	$5.33				$3.40

Diluted	$5.31				$3.38

Amounts may not add due to rounding.

See the accompanying notes to unaudited pro forma consolidated financial information.

JACOBS SOLUTIONS INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF EARNINGS

(In thousands, except per share information)

	Year Ended September 30, 2022
	Historical(1)	CMS &C&I Separation(3)	Pro Forma Adjustments (4)			Pro Forma
Revenues	$14,922,825	$(5,138,972)	$—			$9,783,853
Direct cost of contracts	(11,595,785)	4,392,518	—			(7,203,267)

Gross profit	3,327,040	(746,454)	—			2,580,586
Selling, general and administrative expense	(2,409,190)	368,644	—			(2,040,546)

Operating Profit	917,850	(377,810)	—			540,040
Other Income (Expense):
Interest income	4,489	(188)	—			4,301
Interest expense	(100,246)	59	26,281	(h	)	(73,906)
Miscellaneous income (expense), net	54,254	(20,755)	—			33,499

Total other income (expense), net	(41,503)	(20,884)	26,281			(36,106)

Earnings from Continuing Operations Before Taxes	876,347	(398,694)	26,281			503,934
Income Tax Expense for Continuing Operations	(160,903)	94,574	(6,172)	(e	)	(72,501)

Net Earnings of the Group from Continuing Operations	715,444	(304,120)	20,109			431,433
Net Earnings Attributable to Noncontrolling Interests from Continuing Operations	(36,788)	14,368	—			(22,420)
Net (Earnings) Loss Attributable to Redeemable Noncontrolling Interests	(34,585)	—	—			(34,585)

Net Earnings Attributable to Jacobs from Continuing Operations	$644,071	$(289,752)	$20,109			$374,428

Net Earnings Per Share:
Basic	$5.01					$2.91

Diluted	$4.98					$2.89

Amounts may not add due to rounding

See the accompanying notes to unaudited pro forma consolidated financial information.

JACOBS SOLUTIONS INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF EARNINGS

(In thousands, except per share information)

	Year Ended October 1, 2021
	Historical(1)	CMS & C&I Separation(3)	Pro Forma Adjustments (4)		Pro Forma
Revenues	$14,092,632	$(5,069,722)	$—		$9,022,910
Direct cost of contracts	(11,048,860)	4,291,106	—		(6,757,754)

Gross profit	3,043,772	(778,616)	—		2,265,156
Selling, general and administrative expense	(2,355,683)	371,688	—		(1,983,995)

Operating Profit	688,089	(406,928)	—		281,161
Other Income (Expense):
Interest income	3,503	(40)	—		3,463
Interest expense	(72,714)	—	12,834	(h)	(59,880)
Miscellaneous income (expense), net	76,724	35,164	—		111,888

Total other income (expense), net	7,513	35,124	12,834		55,471

Earnings from Continuing Operations Before Taxes	695,602	(371,804)	12,834		336,632
Income Tax Expense for Continuing Operations	(274,781)	114,067	(3,014)	(e)	(163,728)

Net Earnings of the Group from Continuing Operations	420,821	(257,737)	9,820		172,904
Net Earnings Attributable to Noncontrolling Interests from Continuing Operations	(39,213)	7,654	—		(31,559)
Net (Earnings) Loss Attributable to Redeemable Noncontrolling Interests	85,414	—	—		85,414

Net Earnings Attributable to Jacobs from Continuing Operations	$467,022	$(250,083)	$9,820		$226,759

Net Earnings Per Share:
Basic	$3.15				$1.30

Diluted	$3.12				$1.29

Amounts may not add due to rounding

See the accompanying notes to unaudited pro forma consolidated financial information.

JACOBS SOLUTIONS INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

Note 1 - Basis of Presentation

The unaudited pro forma consolidated financial information is based upon the historical financial statements of Jacobs, adjusted to reflect the Separation and Distribution. The unaudited pro forma consolidated financial information of Jacobs should be read in conjunction with the other related notes herein and with the historical consolidated financial statements of Jacobs and the related notes thereto included in previous filings with the Securities and Exchange Commission.

To provide a better understanding of the impact of the Separation and Distribution, the unaudited pro forma consolidated financial information is presented to reflect how the Separation and Distribution might have affected the historical financial statements had the transactions been consummated at an earlier date. The unaudited pro forma consolidated statements of operations are presented as if the Separation and Distribution had occurred on October 2, 2020, the beginning of the earliest period presented. The unaudited pro forma consolidated balance sheet as of June 28, 2024 is presented as if the Separation and Distribution had occurred on that date.

The unaudited pro forma consolidated financial information is provided for illustrative and informational purposes only and is not intended to reflect or be indicative of Jacobs’ consolidated results of operations or financial position had the Separation and Distribution occurred as of the dates presented and should not be taken as a representation of Jacobs’ future consolidated results of operations or financial condition. For example, these financial statements do not reflect any cost reductions of previously allocated corporate costs and potential subsequent restructuring charges.

The historical consolidated financial information has been adjusted in the unaudited pro forma consolidated financial statements to give effect to pro forma events that are (i) directly attributable to the Separation and Distribution, (ii) factually supportable, and (iii) with respect to the statements of operations, expected to have a continuing impact on Jacobs’ results. The unaudited pro forma consolidated financial statements were derived using the following financial information:

(1)

The Historical column in the unaudited pro forma condensed consolidated financial statements represents Jacob’s historical financial statements for the periods presented and does not reflect any adjustments related to the CMS & C&I Separation.

(2)	The CMS & C&I Separation column in the unaudited pro forma condensed consolidated balance sheet includes the assets and liabilities of the CMS & C&I Business transferred to SpinCo.

(3)

The CMS & C&I Separation column in the unaudited pro forma condensed consolidated statements of income reflects the revenues and expenses directly associated with the results of operations of the CMS & C&I Business, which were derived from the financial information of Jacobs.

(4)

The pro forma adjustments described below were based on currently available information and assumptions management believes are, under the circumstances and given the information available at this time, reasonable, and best reflect the Separation on Jacobs’s financial condition and results of operations. The accompanying combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Jacobs believes that the adjustments included within the CMS & C&I Separation column of the unaudited pro forma condensed consolidated financial statements are consistent with the guidance under U.S. GAAP for discontinued operations in Accounting Standards Codification 205, except for the exclusion of transaction costs as those are separately presented in the pro forma adjustments column. Jacobs’ current estimates on a discontinued operations basis are preliminary and could change as Jacobs finalizes discontinued operations accounting to be reported in Jacobs’ 2024 Annual Report on Form 10-K and applicable 2025 Quarterly Reports on Form 10-Q.

Note 2 - Unaudited Pro Forma Adjustments

(a)

Represents the impact of the SpinCo cash payment to Jacobs equal to approximately $0.9 billion (the “SpinCo Payment”) pursuant to the Separation and Distribution Agreement. As the actual levels of cash, debt and working capital of the SpinCo Business are subject to a post-closing true-up process, the actual amount of the SpinCo cash payment may differ significantly from the amount shown herein.

In order for the Transactions to be generally tax free to Jacobs, within twelve-months of the closing date of the Transactions, Jacobs can only use the SpinCo Payment proceeds to (i) repurchase Jacobs Common Stock, (ii) make pro rata cash distributions to its shareholders or (iii) repay or repurchase certain debt (including principal, interest and associated premiums and fees) held by third-party lenders, or a combination thereof.

JACOBS SOLUTIONS INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

The SpinCo Payment of approximately $0.9 billion was received and subsequently used by Jacobs for the: (i) full redemption of the remaining outstanding principal of $575 million and related accrued interest of $3 million of the 2020 Term Loan Facility due in March 2025 and (ii) partial redemption of revolving credit facility for $333 million, with the combination of these pro forma activities resulting in a net zero impact to the reported cash balances.

(b)

Represents removal of transaction costs and related accruals of $26 million expense as of the nine months ended June 28, 2024 and $12 million of accrued liabilities as of June 28, 2024, net of taxes. Transaction costs and accruals reflect costs to complete the Separation. These costs primarily relate to transaction fees, legal fees, third-party consulting and contractor fees, information technology costs and other amounts directly related to the Separation and Distribution.

(c)

Reflects the recording of stock-based compensation expense for awards issued in conjunction with the announcement of the separation and distribution or acceleration of non-cash stock-based compensation from restricted stock awards as of the date of the separation and distribution of $3 million. This amount represents incremental expense for Jacobs that has not occurred as of the nine months ended June 28, 2024, but is expected to occur by the end of fiscal 2024.

(d)	Represents the removal amount of employee bonuses of $8 million as part of the Separation and Distribution.

(e)

Represents the tax impact of amounts in the pro forma adjustments column impacting income from continuing operations before provision/(benefit) for taxes on income at the applicable statutory income tax rates.

(f)

As part of the separation and distribution agreement, Jacobs will retain at least 7.5% of the issued and outstanding shares of SpinCo Common Stock after the merger subject to any post-close adjustments to the merger consideration, if any. Jacobs intends to dispose of all the shares of SpinCo Common Stock that it retains after the transactions within 12 months of the completion of the Separation and the Distribution.

The adjustment reflects approximately 18 million of shares or approximately 7.5% percent ownership interest in SpinCo Common Stock retained by Jacobs at the estimated preliminary fair value of Combined Co’s Common Stock as disclosed in the Form 10. Jacobs may become entitled to receive up to 1.2 million additional shares of SpinCo Common Stock as part of contingent consideration provisions set forth in the separation and distribution agreement, which could increase the estimated fair value of its retained interest by approximately $36 million. Estimates of fair value are preliminary and final valuations could be materially different from amounts presented herein.

(g)	Retained earnings was adjusted accordingly for the pro forma adjustments (a), (b), (e) and (f).

(h)	Represents the reduction of interest expense incurred of $46 million through Q3’24, $53 million in 2023, $26 million in 2022 and $13 million in 2021, due to the payment of debt in (a).

Not included above are costs associated with various corporate and operational services to be provided between Jacobs and Amentum on a transitional basis for up to 24 months commencing immediately following the Separation and Distribution subject to the terms and conditions of a transition services agreement. These costs will be reimbursed between Jacobs and Amentum during the transition period and such costs will no longer exist after the transition period. These amounts are not expected to have a continuing impact to Jacobs; therefore, they are not included as a pro forma adjustment.